INDEPENDENT CONTRACTOR AGREEMENT

This independent contractor engagement agreement ("Agreement") dated the 11th day of March, 2003 by and between Hugo Ballesteros, Israel Ochoa and Jaime Marquez (hereafter referred to as "Consultants"), whose address is 31 N. Tejon St., Suite 300, Colorado Springs, CO 80903, and Maximum Dynamics, Inc. (Company), a Colorado corporation whose address is 2 N. Cascade Avenue, Suite 1100, Colorado Springs, CO 80903.

         WHEREAS, Consultants assist companies with software engineering, technology consulting, software design and programming; and,

         WHEREAS, Company wishes to engage the services of Consultants;

         NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the parties hereto agree as follows:

1. Consultants will assist the Company in connection with its business endeavors in the fields of software engineering, software design, and other such services that are mutually agreed upon by both parties from time to time. This Agreement does not constitute a commitment nor an undertaking on the part of Consultants to internally ensure the successful development of a commercially viable software system. As Consultants to the Company, Consultants will assist with the following:

         i. Software design: Within 30 days from when Consultants receive the necessary information about the Company - which shall include the current software system, software code, software design plan, software design documentation papers and any other information requested by Consultants - Consultants shall provide the Company with an automation engine that shall compute statements all designed in a web-based environment (hereafter "Software Component").

         ii. Software engineering: Consultants agree to assist the Company with creation and testing of the Software Component. Each Consultant will act only as a consultant and it is the responsibility of the Company and its affiliates to ensure the proper functioning of the software system and Software Component to be developed by the Consultants.

2. The retention by the Company of Consultants as heretofore described shall be for a period of not less than four months from the date hereof in order to provide Consultants a reasonable opportunity to perform their services (as outlined above). Following this four month period, this Agreement will automatically renew on a month-to-month basis unless terminated by either party upon 30 day advanced written notice.

3. Any parties introduced to the Company by Consultants, even if declining participation hereby, shall be deemed a "Protected Party" and thereafter the Company shall not directly deal with the Protected Party without the prior written consent of Consultants.

4. In connection with Consultants' activities on the Company's behalf, the Company will cooperate with Consultants and will furnish Consultants with all information and data concerning the Company (the "Information"), which Consultants deem appropriate and will provide Consultants with access to the Company's officers, directors, employees, independent accountants, and legal counsel. The Company



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         represents and warrants that all Information made available to
         Consultants by the Company will, at all times during the period of engagement of Consultants hereunder, be complete and correct in all material respects and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances under which such statements are made. The Company further represents and warrants that any software code provided by it to Consultants will have been prepared in good faith by the Company and is owned legally and completely by the Company. The Company acknowledges and agrees that, in rendering their services hereunder, Consultants may be using and relying on the Information without independent verification thereof by Consultants or independent appraisal by Consultants of any of the Company's assets. Consultants do not assume responsibility for any information regarding the Company. Any recommendations rendered by Consultants pursuant to this Agreement may not be disclosed publicly without our prior written consent.

5. In consideration of their services pursuant to this Agreement, Consultants shall be entitled to receive, and the Company agrees to pay Consultants, consulting fees according to the attached Schedule A, which may change from time to time with ample notice provided to the Company before any changes that may effect the course or charges for services rendered by Consultants.

6. In addition to the consideration paid as described in Paragraph 5 above, Consultants agree that it will charge the Company for any added expenses only if such expenses are pre-approved by the Company. The Company agrees to promptly reimburse Consultants, upon request, for all such pre-approved expenses incurred by Consultants (which may include fees and disbursements of counsel, and of other consultants and advisors retained by Consultants) in connection with the matters contemplated by this Agreement.

7. Either party hereto may terminate this Agreement at any time upon 30 days' prior written notice, following the initial engagement period as stated in Paragraph 2 without liability or continuing obligation, except as set forth in the following sentence. Neither termination of this Agreement nor completion of the assignment contemplated hereby shall affect: (i) any compensation earned by Consultants up to the date of termination or completion, as the case may be, (ii) the reimbursement of expenses incurred by Consultants up to the date of termination or completion, as the case may be, (iii) the provisions of Paragraphs 5 through 8 of this Agreement and (iv) the attached Indemnification Provisions which are incorporated herein, all of which shall remain operative and in full force and effect.

8. Should this Agreement be terminated by either party as described in Paragraph 2 and Paragraph 7, Consultants will keep one-twenty-fourth (1/24) of the equity position (including warrants) for each month that Consultants were retained. In the case of termination, Consultants agree to return their stock certificates minus the equity (including warrants) that are to be kept as described above in this paragraph.

9. The Company agrees to indemnify and hold harmless Consultants against any and all losses, claims, damages, obligations, penalties, judgments, awards, liabilities, costs, expenses, and disbursements (and any and all actions, suits, proceedings, and investigations in respect thereof and any and all legal and other costs, expenses, and disbursements in giving testimony or furnishing software code, systems or documents in response to a subpoena or otherwise), including, without limitation the costs, expenses, and disbursements, as and when incurred, of


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         investigating, preparing, or defending any such action, suit, proceeding, or investigation (whether or not in connection with litigation in which Consultants are a party), directly or indirectly, caused by, relating to, based upon, arising out of, or in connection with Consultants' acting for the Company, including, without limitation, any act or omission by Consultants in connection with their acceptance of or the performance or non-performance of their obligations under this Agreement; provided, however, such indemnity shall not apply to any portion of any such loss, claim, damage, obligation, penalty, judgment, award, liability, cost, expense, or disbursement to the extent it is found in a final judgment by a court of competent jurisdiction (not subject to further appeal) to have resulted primarily and directly from the willful misconduct of Consultants. The Company also agrees that Consultants shall not have any liability (whether direct or indirect, in contract or tort or otherwise) to the Company for or in connection with the engagement of Consultants, except to the extent that any such liability is found in a final judgment by a court of competent jurisdiction (not subject to further appeal) to have resulted primarily and directly from Consultants' willful misconduct.

         These indemnification provisions shall be in addition to any liability which the Company may otherwise have to Consultants or the persons indemnified below in this sentence and shall extend to the following:
         Consultants, their affiliated entities, directors, officers, employees, legal counsel, agents, and controlling persons (within the meaning of the federal securities laws). All references to Consultants in these indemnification provisions shall be understood to include any and all of the foregoing.

         If any action, suit, proceeding, or investigation is commenced, as to which Consultants propose to demand indemnification, they shall notify the Company with reasonable promptness; provided, however, that any failure by Consultants to notify the Company shall not relieve the Company from its obligations hereunder. Consultants shall have the right to retain counsel of their own choice to represent them, and the Company shall pay the fees, expenses, and disbursements of such counsel; and such counsel shall, to extent consistent with its professional responsibilities, cooperate with the Company and any counsel designated by the Company. The Company shall be liable for any settlement of any claim against Consultants made with the Company's written consent, which consent shall not be unreasonably withheld. The Company shall not, without the prior written consent of Consultants, settle or compromise any claim, or permit a default or consent to the entry of any judgment in respect thereof, unless such settlement, compromise, or consent includes, as an unconditional term thereof, the giving by the claimant to Consultants of an unconditional release from all liability in respect of such claim.

10. The Company understands that to the extent Consultants utilize any third parties that these third parties constitute the proprietary intellectual property of Consultants. Such contacts, partners and related information represent a substantial value to Consultants that Consultants use to offer services to clients and retain a competitive advantage in the marketplace. Therefore the Company aggress to work with Consultants, and agrees not to circumvent in any manner, directly or indirectly, Consultants with regard to any third parties, clients or contacts that have been identified by Consultants, or Consultants' clients or contacts. All contacts, discussions and resources with all identified third parties or partners of Consultants shall be conducted by, through or in conjunction with Consultants. The Company agrees that this non-circumvention clause will remain in effect for a period of not less than 12 months following the termination of this agreement by either party.



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11.      The validity and interpretation of this Agreement shall be governed by the laws of the State of Colorado applicable to agreements made and to be fully performed therein. The Company irrevocably submits to the jurisdiction of any court of the State of Colorado for the purpose of any suit, action, or other proceeding arising out of this Agreement, or any of the agreements or transactions contemplated hereby, which is brought by or against the Company and (i) hereby irrevocably agrees that all claims in respect of any such suit, action, or proceeding may be heard and determined in any such court and (ii) to the extent that the Company has acquired, or hereafter may acquire, any immunity from jurisdiction of any such court or from any legal process therein, the Company hereby waives, to the fullest extent permitted by law, such immunity. The Company hereby waives, and agrees not to assert in any such suit, action, or proceeding, in each case, to the fullest extent permitted by applicable law, any claim that (a) the Company is not personally subject to the jurisdiction of any such court, (b) the Company is immune from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution, or otherwise) with respect to the Company's property or (c) any such suit, action, or proceeding is brought in an inconvenient forum.

12. The benefits of this Agreement shall inure to the respective successors and assigns of the parties hereto and of the indemnified parties hereunder and their successors and assigns and representatives, and the obligations and liabilities assumed in this Agreement shall be binding upon their respective successors and assignees.

13. For the convenience of the parties hereto, any number of counterparts of this Agreement may be executed by the parties hereto. Each such counterpart shall be, and shall be deemed to be, an original instrument, but all such counterparts taken together shall constitute one and the same Agreement. This Agreement may not be modified or amended except in writing signed by the parties hereto.

14. Services provided by Consultants to and on behalf of the Company in connection with this Agreement will be suspended forthwith in the event of nonpayment of fees or expenses.

15.      Consultants hereby represent and warrant as follows:

         i. Consultants are independent contractors and have the power and are duly authorized to carry on their business where and as now conducted and to own, lease, and operate their assets as they now do.
         ii. The execution, delivery, and performance by Consultants of and the consummation of the transactions contemplated in this Agreement have been duly and validly authorized by the Consultants, and Consultants represent and warrant that they have the right, power, legal capacity, and authority to enter into and perform their obligations under this Agreement, and that no consent or approval of, notice to, or filing with any governmental authority having jurisdiction over any aspect of the business or assets of Consultants, and no consent or approval of or notice to any other person or entity is required in connection with the execution and delivery by Consultants of or the consummation by Consultants of the transactions contemplated in this Agreement.



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         iii. The execution, delivery, and performance of this Agreement by
              Consultants and the consummation of the transactions contemplated hereby and thereby, do not and will not result in or constitute
              (i) a breach of any term or provision of this Agreement; (ii) a default, breach, or violation, or an event that, with notice or lapse of time or both, would be a default, breach, or violation of any of the terms, conditions, or provisions of the Articles of Incorporation or Bylaws of Consultants; (iii) a default, breach, or violation, or an event that, with notice or lapse of time or both, would be a default, breach, or violation of any of the terms, conditions, or provisions of any lease, license, promissory note, security agreement, commitment, indenture, mortgage, deed of trust, or other agreement, instrument, or arrangement to which Consultants are a party or by which they or any of their assets are bound; (iv) an event that would permit anyone to terminate or rescind any agreement or to accelerate the maturity of any indebtedness or other obligations of Consultants; or (v) the creation or imposition of any lien, charge, or encumbrance on any of the assets of Consultants.

16.      The Company hereby represents and warrants as follows:

         i. Company is a corporation duly incorporated, validly existing, and in good standing under the laws of the State of Colorado, and has the corporate power and is duly authorized to carry on its businesses where and as now conducted and to own, lease, and operate its assets as it now does.
         ii. The execution, delivery, and performance by Company of and the consummation of the transactions contemplated in this Agreement have been duly and validly authorized by the Board of Directors of Company, and Company represents and warrants that it has the right, power, legal capacity, and authority to enter into and perform its obligations under this Agreement, and that no consent or approval of, notice to, or filing with any governmental authority having jurisdiction over any aspect of the business or assets of Company, and no consent or approval of or notice to any other person or entity is required in connection with the execution and delivery by Company of or the consummation by Company of the transactions contemplated in this Agreement.

         iii. The execution, delivery, and performance of this Agreement by Company and the consummation of the transactions contemplated hereby and thereby, do not and will not result in or constitute (i) a breach of any term or provision of this Agreement; (ii) a default, breach, or violation, or an event that, with notice or lapse of time or both, would be a default, breach, or violation of any of the terms, conditions, or provisions of the Articles of Incorporation or Bylaws of Company; (iii) a default, breach, or violation, or an event that, with notice or lapse of time or both, would be a default, breach, or violation of any of the terms, conditions, or provisions of any lease, license, promissory note, security agreement, commitment, indenture, mortgage, deed of trust, or other agreement, instrument, or arrangement to which Company is a party or by which it or any of its assets are bound; (iv) an event that would permit anyone to terminate or rescind any agreement or to accelerate the maturity of any indebtedness or other obligations of Company; or (v) the creation or imposition of any lien, charge, or encumbrance on any of the assets of Company.

17. In their performance hereunder, Consultants and their agents shall be independent contractor. Consultants shall complete the services required hereunder according to their own means and methods of work, shall be in the exclusive charge and control of Consultants and shall not be subject to the control or supervision of the Company, except as to the results of the work. Company acknowledges that nothing in this Agreement shall be construed to require Consultants to provide services to Company at any specific time, or in any specific place or manner. Payments to Consultants hereunder shall not be subject to withholding taxes or other employment taxes as required with respect to compensation paid to an employee.


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All notices and writings, required or given pursuant to this Agreement, shall be signed by the party relying thereon to be sent by prepaid postal mail rates or by facsimile transmission, to a location or number set forth below:


Maximum Dynamics, Inc.                         Hugo Ballesteros
----------------------                         ----------------
A)  Maximum Dynamics, Inc.                     B)  Hugo Ballesteros
    2 N. Cascade Avenue, Suite 1100                31 N. Tejon St., Suite 300
    Colorado Springs, CO  80903                    Colorado Springs, CO 80903

    Fax:  (303) 744-7296                           Fax:  (435) 304-8719


In witness whereof the parties have set their hands and seals as of the date first written above.

Maximum Dynamics, Inc.                   Hugo Ballesteros
----------------------                   ----------------
By:         Eric R. Majors               By:          Hugo Ballesteros


Signature:  /s/  Eric R. Majors          Signature:   /s/  Hugo Ballesteros
          ----------------------------             ----------------------------
Title:      Chief Executive Officer      Title:       Independent Contractor


                                         Israel Ochoa
                                         ------------

                                         By:          Israel Ochoa


                                         Signature:   /s/  Israel Ochoa
                                                   ----------------------------
                                         Title:       Independent Contractor


                                         Jaime Marquez
                                         -------------

                                         By:          Jaime Marquez

                                         Signature:   /s/ Jaime Marquez
                                                   ----------------------------
                                         Title:       Independent Contractor



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                                   SCHEDULE A


A. Service Fee. The Company will engage Consultants for the services described in this Agreement. The service fee charged to the Company for this service is $45,000.00 (forty five thousand dollars) and is payable in the following:

         (i)  By Company check made payable to: Hugo Ballesteros
         (ii) 3,000,000 shares of registered S-8 shares of Common Stock of Maximum Dynamics, Inc. (priced at $0.015 per share, or a 20% discount off of today's bid of $0.01875)

         a.   1,000,000 shares shall be issed to: Hugo Ballesteros

         b.   1,000,000 shares shall be issed to: Israel Ochoa

         c.   1,000,000 shares shall be issed to: Jaime Marquez

         The Company agrees to issue these shares within forty five (45) days of the signing of this Agreement.



B. Hugo Ballesteros deliverables: Consultants' efforts and services will focus on the following areas:
         i. Software design: Within 30 days from when Consultants receive the necessary information about the Company - which shall include the current software system, software code, software design plan, software design documentation papers and any other information requested by Consultants - Consultants shall provide the Company with an automation engine that shall compute statements all designed in a web-based environment (hereafter "Software Component").
         ii. Software engineering: Consultants agree to assist the Company with creation and testing of the Software Component. Consultants will act only as Consultants and it is the responsibility of the Company and its affiliates to ensure the proper functioning of the software system and Software Component to be developed by the Consultants.



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